Exhibit 5
Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
(321) 972-8060
Email:     flehrer@securitiesattorney1.com
website: www.securitiesattorney1.com

February 11, 2014

DNA Precious Metals, Inc.
9125 rue Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada HIP 1Z4

Re:	DNA Precious Metals, Inc.
Registration Statement on Form S-1 filed on February 11, 2014

Gentlemen:

I have acted as counsel to DNA Precious Metals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an aggregate of 40,161,290 shares of the Company’s common stock, par value $0.001 per share  composed of 161,290 commitment shares (“Commitment Shares”) and 40,000,000 shares that the Company that are issuable upon exercise of a put option (the “Option”) granted to the Company pursuant to the terms and conditions of an equity financing facility established under the Agreement (the shares of Common Stock issuable upon exercise of the Option are referred to herein as the “Draw Down Shares”)

In connection with this opinion, I have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:  (a) the Articles of Incorporation of the Company and amendments thereto; (b) the Bylaws of the Company;  (c) Board of Director’s resolutions adopted by the Company’s Board of Directors authorizing the issuance of the Draw Down Shares and their resale pursuant to the filing of a Form S-1 Registration Statement; (d) the Registration Statement, including all exhibits thereto; and (e) the Stock Purchase Agreement.

In our examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission I have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Stock Purchase Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.  With your permission, I have assumed compliance on the part of all parties to the Stock Purchase Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon I am of the opinion that the Draw Down Shares covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of common stock of the Company have been validly issued, fully paid, and non-assessable shares of common stock of the Company.

The opinion expressed herein is limited to the laws of the State of Nevada.  This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing the Commitment and Draw Down Shares  pursuant to such offering

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus, which is made part of the Registration Statement.  In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Frederick M. Lehrer, Esquire

Frederick M. Lehrer, Esquire
Attorney and Counselor at Law